CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the registration statement of Converted Organics Inc. on Form S-3 (No. 333-149221) of our reports dated March 27, 2007 appearing in the Annual Report on Form 10-KSB for the year ended December 31, 2007.

/s/ Carlin, Charron & Rosen, LLP
Glastonbury, Connecticut
March 27, 2008